Exhibit 4.3

AMENDMENT NO. 2 TO
LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of May 2, 2011 and is entered into by and among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BOKF, NA d/b/a Bank of Arkansas, as administrative agent for the Lenders (“Agent”) and co-lead arranger for the Lenders, BANK OF AMERICA, N.A., as collateral agent for the Lenders (“Collateral Agent”), and BANK OF AMERICA, N.A., as documentation agent for the Lenders (“Documentation Agent”) and co-lead arranger for the Lenders.  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, Parent, Borrowers, Lenders, Agent, Collateral Agent and Documentation Agent have entered into that certain Loan and Security Agreement dated as of November 4, 2010 (as previously amended, amended and restated, modified, supplemented or renewed, the “Loan Agreement”);

WHEREAS, Parent, Borrowers, Lenders, Agent, Collateral Agent and Documentation Agent have agreed to amend the Loan Agreement subject to the terms and conditions stated herein; and

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lenders, Agent, Collateral Agent, Documentation Agent, Parent and Borrowers hereby agree as follows:

I.           Amendment to the Loan Agreement.

A.           The definition of “Permitted Distributions” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Permitted Distributions:  Distributions by (i) the Subsidiaries of Parent to Parent in an aggregate amount not greater than $50,000 per year in order to provide the funds necessary for Parent to repay its obligations under the AFI Note, so long as no Default or Event of Default exists immediately before and after giving effect to such Distribution, and (ii) Parent to its Equity Interest Holders in order to repurchase Parent’s stock from such holders so long as: (a) immediately before and after giving effect to such repurchase, the aggregate amount of such repurchases (excluding the 2011-2012 Treasury Stock Transaction; provided that such exclusion may be eliminated by Required Lenders at any time which elimination shall only apply to repurchases made after the date of such elimination) does not exceed 75% of the consolidated net income of Parent and its Subsidiaries measured on a trailing twelve month basis, (b) Distribution Fixed Charge Coverage Ratio, immediately before giving effect to such repurchase is equal to or greater than 1.20:1.00, (c) Distribution Fixed Charge Coverage Ratio, immediately after giving effect to such repurchase (excluding the 2011-2012 Treasury Stock Transaction; provided that such exclusion may be eliminated by Required Lenders at any time which elimination shall only apply to repurchases made after the date of such elimination) is equal to or greater than 1.20:1.00 (provided, that Collateral Agent and Agent may, in each instance, in their sole discretion reduce such ratio to 1.00:1.00), (d) Leverage Ratio, immediately after giving effect to such repurchase is less than or equal to 2.50:1.00, (e) the sum of the ACM-TCM Availability and Colonial Availability, immediately after giving effect to such repurchase is equal to or greater than $10,000,000, (f) no Default or Event of Default exists immediately before and after giving effect to such repurchase, and (g) without the consent of Required Lenders the aggregate amount of all such repurchases made during Fiscal Year ending April 30, 2012 does not exceed $40,000,000.  The Existing Treasury Stock Transactions made in the 12 month period immediately prior to any date of measurement shall be disregarded for the purpose of clauses (ii) (a), (ii) (b) and (ii)(c) above.

B.           The new definition of “2011-2012 Treasury Stock Transactions” shall be added to Section 1.1 of the Loan Agreement in alphabetical order as follows

2011-2012 Treasury Stock Transactions:  the first $20,000,000 of repurchase of Parent’s Equity Interests from the holders of such Equity Interests consummated prior to April 30, 2012 for the Fiscal Year ending April 30, 2012.

C.           Section 10.3.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

10.3.3           Distribution Fixed Charge Coverage Ratio. Maintain a Distribution Fixed Charge Coverage Ratio of at least 1.20:1.00, determined as of the end of each month, measured on a trailing 6 month basis (for the purposes of determining Distribution Fixed Charge Coverage Ratio for this Section 10.3.3, Distribution Fixed Charges shall exclude Distributions made to repurchase Equity Interests of Parent pursuant to the 2011-2012 Treasury Stock Transaction; provided further that such exclusion may be eliminated by Required Lenders at any time which elimination shall only apply to Distributions made after the date of such elimination)

D.           Section 10.3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

10.3.4           Minimum Adjusted Tangible Net Worth.  Maintain an Adjusted Tangible Net Worth of not less than the sum of: (i) the greater of (A) 85% of the consolidated Adjusted Tangible Net Worth of Parent and its Subsidiaries as of July 31, 2010, and (B) $145,000,000, plus (ii) 75% of positive quarterly consolidated net income of Parent and its Subsidiaries, plus (iii) 100% of any issuances of Equity Interests by Parent or its Subsidiaries on or after the Closing Date, minus (iv) 100% of the amount of Equity Interest repurchases by Parent pursuant to the 2011-2012 Treasury Stock Transactions.

II.           Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A.           Amendment.  Fully executed copies of this Amendment signed by Parent, Borrowers, Lenders, Collateral Agent and Documentation Agent shall have been delivered to Agent.

B.           Other Documents.  Borrowers shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

III.           Miscellaneous.

A.           Survival of Representations and Warranties.  All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent, Collateral Agent, Documentation Agent or the Lenders shall affect the representations and warranties or the right of the Agent, Collateral Agent, Documentation Agent or the Lenders to rely thereon.

B.           Reference to Loan Agreement.  The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

C.           Loan Agreement Remains in Effect.  The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and Parent and each Borrower ratifies and confirms its agreements and covenants contained therein.  Parent and each Borrower hereby confirms that to the best of its knowledge no Event of Default or Default exists.

D.           Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.           Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

F.           Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

G.           NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN LENDERS, AGENT AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, LENDERS AND BORROWERS.

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IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

BORROWERS:
COLONIAL AUTO FINANCE, INC., an Arkansas corporation
By:	\s\ Jeffrey A. Williams
Title:	Secretary

AMERICA’S CAR MART, INC., an Arkansas corporation
By:	\s\ Jeffrey A. Williams
Title:	Secretary

TEXAS CAR-MART, INC., a Texas corporation
By:	\s\ Jeffrey A. Williams
Title:	Secretary

Signature Page to Amendment No. 2 to Loan and Security Agreement

PARENT:
AMERICA’S CAR-MART, INC., a Texas corporation
By:	\s\ Jeffrey A. Williams
Title:	Secretary

Signature Page to Amendment No. 2 to Loan and Security Agreement

AGENT, COLLATERAL AGENT, DOCUMENTATION AGENT AND LENDERS:
BOKF, NA d/b/a Bank of Arkansas, as Agent, Co-Lead Arranger and Lender
By:	\s\ Jeffrey R. Dunn
Title:	President & CEO

Signature Page to Amendment No. 2 to Loan and Security Agreement

BANK OF AMERICA, N.A. as Collateral Agent, Documentation Agent, Co-Lead Arranger and Lender
By:	\s\ Carlos Gil
Title:	Vice President

Signature Page to Amendment No. 2 to Loan and Security Agreement

COMMERCE BANK, N.A., as Lender
By:	\s\ R. David Emley Jr.
Title:	Vice President

Signature Page to Amendment No. 2 to Loan and Security Agreement

ARVEST BANK, as Lender
By:	\s\ Kevin Lackner
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Loan and Security Agreement